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HOMEOWNERS CHOICE, INC.

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On April 15, 2013, we published the following news release.

FOR IMMEDIATE RELEASE

Homeowners Choice Announces Branding Initiatives

Tampa, Fla. – (April 15, 2013) – Homeowners Choice, Inc. (NYSE:HCI) today announced it has begun doing business as “HCI Group, Inc.” and intends to ask its shareholders to approve an amendment to its articles of incorporation to change the company’s name to “HCI Group, Inc.”

The company gave several reasons for the name change.

•	The name HCI Group, Inc. will better represent the company’s diversified business activities, which include property and casualty insurance, information technology, real estate and reinsurance.

•	The new name will provide greater clarity to the company’s identity, avoiding confusion between the company and its largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc.

•	The new name will distinguish the company and the brands of its non-property and casualty insurance enterprises from the “Homeowners Choice” brand, thereby enhancing and strengthening the value of all the brands.

Along with the proposed name change the company announced several other branding initiatives.

•	The company’s enterprises dedicated to property and casualty insurance, including the company’s most important subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc. will operate exclusively under the “Homeowners Choice” brand.

•	The company’s information technology enterprises will operate under the “Exzeo” brand.

•	The company’s real estate activities, which include the ownership and operation of several Florida properties, will be performed under the “Greenleaf Capital” brand.

•	The company’s enterprises that provide reinsurance will operate under the “Claddaugh” brand. To date, the Claddaugh reinsurance services have been limited to participating in the Homeowners Choice reinsurance programs.

These branding initiatives coincide with the company’s announced formation of its Exzeo information technology division.

“These initiatives are designed to strengthen the brands of the company and its diverse business enterprises,” said Chief Executive Officer Paresh Patel. “While we remain committed to our insurance business and the Homeowners Choice brand, we are equally excited about our other enterprises and the strategic opportunities they offer,” he said.

Shareholders should read the company’s proxy statement when it becomes available. You may get the proxy statement and other relevant documents free of charge at www.SEC.gov and at www.HCIGroup.com.

About Homeowners Choice, Inc.

Homeowners Choice, Inc., doing business as HCI Group, Inc., is a holding company owning subsidiaries engaged in diverse business activities, including property and casualty insurance, information technology, real estate and reinsurance. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index. Its 8% Senior Notes trade on the New York Stock Exchange under the ticker symbol “HCJ.” Its 7% Series A, cumulative redeemable preferred shares trade on the NASDAQ Capital Market under the ticker symbol “HCIIP.” For more information about HCI Group, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. Homeowners Choice, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Jay Madhu, Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3660

jmadhu@hcigroup.com

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

hci@liolios.com